Exhibit 11.       Statement of Computation of Per Share Earnings

PATIENT INFOSYSTEMS, INC.

                                                           Three Months Ended           Six Months Ended
                                                                June 30,                   June 30,
                                                           1998           1997         1998           1997
                                                           ----           ----         ----           ----

Net Loss ...........................................  $  (680,017)   $  (892,906)   $(1,735,055)   $(1,481,430)
                                                      -----------    -----------    -----------    -----------

Weighted average common and
     potential common shares .......................    8,019,789      7,971,802      8,016,727      7,957,220
                                                        ---------      ---------      ---------      ---------

Net Loss per share - Basic and Diluted .............  $     (0.08)   $     (0.11)   $     (0.22)    $    (0.19)
                                                      ===========    ===========    ===========     ==========

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 14, 1998



PATIENT INFSYSTEMS, INC.
(Registrant)



/s/ Donald A. Carlberg                                      August 14, 1998
----------------------                                      ---------------
Donald A. Carlberg                                                Date
Director, President and Chief Executive Officer



/s/ Lynda J. Bates                                          August 14, 1998
------------------                                          ---------------
Lynda J. Bates                                                    Date
Controller